UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 11, 2008
Kellogg Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-4171 (Commission File Number)	38-0710690 (IRS Employer Identification No.)
One Kellogg Square
Battle Creek, Michigan 49016-3599
(Address of principal executive offices, including zip code)
(269) 961-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Agreement with Mr. Montie
EX-99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On August 11, 2008, Jeff Montie, executive vice president, Kellogg Company, president, Kellogg International, announced his intention to leave the company effective September 30, 2008.
(c) On August 11, 2008, Kellogg Company (“Kellogg” or the “Company”) issued a press release announcing management changes intended to further broaden the experience of several of the Company’s senior executive leaders, including John Bryant, Brad Davidson and Paul Norman. The changes are effective immediately. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Mr. Bryant was promoted to executive vice president, chief operating officer and chief financial officer. Mr. Bryant will retain the role of chief financial officer. Previously, Mr. Bryant was executive vice president and chief financial officer, Kellogg Company, president, Kellogg North America. Changes to Mr. Bryant’s compensation are described below.
Biographical and other information about Mr. Bryant required by Item 5.02(c) of Form 8-K is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007, and such information is incorporated by reference herein.
(e) In connection with the promotions for Mr. Bryant, Mr. Davidson and Mr. Norman, the Compensation Committee of the Board of Directors of the Company made the following compensation determinations. The Compensation Committee approved a new base salary of $800,000 for Mr. Bryant (from $663,000). In addition, the Compensation Committee approved new 2008 target annual incentive plan (“AIP”) payment percentages of 115% for Mr. Bryant (from 90%); 90% for Mr. Davidson (from 70%); and 90% for Mr. Norman (from 70%). AIP opportunities are established as a percentage of an executive’s base salary with actual AIP payment each year ranging from 0% to 200% of the target opportunity. The financial metrics for 2008 AIP are based on internal operating profit, internal net sales, cash flow and individual performance. All AIP payments are made in cash.
In connection with Mr. Montie’s departure from the Company, the Company entered into an agreement with Mr. Montie pursuant to which (a) he will be on a leave of absence (i) during which he would receive severance pay and benefits under the Kellogg Company Severance Benefit Plan, and (ii) at the end of which he would be entitled to receive certain pension and retirement benefits under the Company’s plans as if he reached his earliest retirement age; (b) he will continue to vest in his 2006-2008 Executive Performance Plan (“EPP”) award; (c) he would forfeit his awards under the 2007-2009 EPP and 2008-2010 EPP; and (d) he will be subject to restrictive covenants, including non-compete and non-solicit obligations.
The above description of the agreement with Mr. Montie is qualified in its entirety by reference to the copy of the agreement filed herewith as Exhibit 10.1, which agreement is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1.	Agreement with Mr. Montie, dated August 11, 2008

Exhibit 99.1.	Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY
Date: August 11 , 2008	/s/ Gary H. Pilnick
	Name:	Gary H. Pilnick
	Title:	Senior Vice President, General Counsel, Corporate Development and Secretary

EXHIBIT INDEX

Exhibit 10.1.	Agreement with Mr. Montie, dated August 11, 2008

Exhibit 99.1.	Press Release